EXHIBIT 10.4


                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is entered into as of the 22nd day of September, 1999, by DAVID J. LANCE (the "Buyer"), Chief Executive Officer (subject to regulatory approval) of North Georgia National Bank and NORTH GEORGIA NATIONAL BANK (the "Seller"). The Buyer and the Seller are referred to herein as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, the Seller is a national bank organized under the laws of the United States and is authorized to issue up to 5,000,000 shares of Common Stock, par value of $5.00 per share; and

     WHEREAS, the Seller has agreed to sell to Buyer up to 35,000 shares of the Common Stock of the Seller.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1.     Agreement  to  Sell  the  Shares.  The  Seller agrees to sell to the
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Buyer,  the Buyer's designee, and/or the Buyer's retirement plan, at the Buyer's option, a maximum of 35,000 shares of the Common Stock of the Seller (the "Shares").

     2.     Price.  The  purchase  price  for  the Shares (the "Purchase Price")
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shall  be  $10.00  per  Share.

     3.     Closing.  The  closing,  from time to time, of any purchase and sale
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of  all  or  a  portion  of  the  Shares  under this Agreement (individually and collectively, the "Closing") shall occur as soon as practicable and in any event by March 31, 2000. The Closing shall take place at the main office of the Seller, located at 350 West Belmont Drive, Calhoun, Georgia 30701. At the Closing, the Buyer will deliver payment for any Shares to be purchased in cash, or by check, bank draft or money order made payable to "North Georgia National Bank", and the Seller will deliver to the Buyer the stock certificate(s) representing the number of the Shares being purchased by the Buyer.

     4.     Representations and Warranties of the Seller.  The Seller represents
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and  warrants  in  favor  of  the  Buyer  as  follows:

          (a) The Seller has all the power and authority (i) to enter into this Agreement and (ii) to sell and deliver its Shares and to perform its other obligations pursuant hereto.


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          (b)  No  person  has  any  right  or other claim against Buyer for any commission, fee or other compensation as a finder or broker in connection with the transaction contemplated by this Agreement.


     5.   Private  Placement.  The  Buyer  agrees  that:
          ------------------

          (a) The Shares are being issued and sold without registration under any state or federal law relating to the registration of securities for sale and in reliance on certain exemptions from registration under applicable state and federal laws.

          (b) The Shares cannot be offered for sale, sold or transferred by the Buyer other than (i) pursuant to an effective registration under Part 16 of Title 12, Code of Federal Regulations, or (ii) in a transaction otherwise in compliance with Part 16.

          (c) The Seller will be under no obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration.

          (d) The Seller may, if it so desires, refuse to permit the transfer of the Shares unless the request for the transfer is accompanied by an opinion of counsel acceptable to the Seller to the effect that neither the sale nor the proposed transfer will result in any violation of Part 16 or the securities laws of any other jurisdiction.

          (e) A legend indicating that the Shares have not been registered under any applicable federal or state securities laws and referring to any applicable restrictions on transferability and sale of the Shares will be placed on the Share certificate or certificates (or any substitute therefor) delivered to the Buyer and any transfer agent of the Seller may be instructed to require compliance therewith.

     6.     Contingencies.  Notwithstanding  anything  stated  to  the  contrary
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elsewhere  in this Agreement, the Buyer shall have no obligation to purchase any
Shares.

     7.     Entire  Agreement.  This  Agreement contains (and is intended by the
            -----------------
Parties to be an integration of all) of the promises, agreements, conditions, terms, understandings, warranties and representations of the Parties with respect to the transactions contemplated thereby and herein, and there are no other promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth in this Agreement. This Agreement supersedes all prior agreements and understandings among the Parties with respect to its subject matter.

     8.     Governing  Law.  This  Agreement  and all amendments, modifications,
            --------------
authorizations or supplements to this Agreement and the rights, duties, obligations and liabilities of the Parties under such documents will be


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determined in accordance with the applicable provisions of the laws of the State of Georgia, without reference to its doctrines or principles of conflicts of laws.

     9.     Binding  Effect.  This  Agreement  will be binding upon the Parties,
            ---------------
their personal and legal representatives, guardians, successors and assigns. This Agreement will inure to the benefit of the Parties, their personal and legal representatives, guardians, successors and assigns.

     10.     Assignment.  The  Buyer may not assign either this Agreement or any
             ----------
of its rights, interests, or obligations hereunder without the prior written approval of the Seller.

     11.     Remedies Not Exclusive.  No remedy conferred by any of the specific
             ----------------------
provisions of this Agreement is intended to be exclusive of any other remedy. The election of any one remedy by a party thereto shall not constitute a waiver of the right to pursue other available remedies.




                        [Signatures appear on next page]



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     IN  WITNESS  WHEREOF, this Stock Purchase Agreement has been executed as of the date and year first above written and the undersigned Parties by placing their signatures hereto agree to and adopt the terms hereof.



                                    BUYER:


                                    /s/  David  J.  Lance
                                    ---------------------
                                         David  J.  Lance





                                   SELLER:

                                   NORTH  GEORGIA  NATIONAL  BANK


                                   By:  /s/  Thomas  M.  Kinnamon
                                   ------------------------------
                                             Thomas  M.  Kinnamon
                                             Chairman of the Board of Directors


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